Exhibit 99.1

NEWS RELEASE

Editorial Contacts:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Julie Seymour

Coverity, Inc.

415-321-5230

jseymour@coverity.com

Investor Contact:

Lisa Ewbank

Synopsys, Inc.

650-584-1901

Synopsys Enters Software Quality and Security Market with Coverity Acquisition

Coverity Improves Code Quality and Security, Resulting in Better Software, Faster

MOUNTAIN VIEW, Calif. and SAN FRANCISCO, Calif., February 19, 2014 — Synopsys, Inc. (Nasdaq:SNPS), a global leader providing software, IP and services used to accelerate innovation in chips and electronic systems, and Coverity, the leading provider of software quality, testing, and security tools, today signed a definitive agreement for Synopsys to acquire Coverity. Coverity products reduce the risk of quality and security defects, which can lead to the catastrophic failures that plague many of today’s large software systems.

Under the terms of the definitive agreement, Synopsys will pay approximately $375 million, or $350 million net of cash acquired. In addition, Synopsys will assume certain unvested stock options of Coverity employees. The transaction will be funded by Synopsys with a combination of U.S. cash and debt, and is subject to Hart Scott Rodino regulatory review and other customary closing conditions. The acquisition is expected to close in Synopsys’ fiscal Q2.

Software complexity and the resulting quality and security issues are dramatically increasing. Today, more than six million professional software developers across the world write more than 60 million lines of code every day, deployed to fulfill mission-critical, safety-critical and security-critical tasks. Many of those deployments are fragile or even failing, resulting in delayed or lost revenue, recalled products, loss of customer trust, and even safety issues. Since spinning out of a Stanford research project 10 years ago, Coverity has been developing revolutionary technology to find and fix defects in software code before it is released, improving software security. Bringing together the Synopsys and Coverity teams opens up opportunities to increase penetration into the semiconductor and systems space where Synopsys excels. The acquisition also enables Synopsys to enter a new, growing market geared toward enterprise IT and independent software providers that Synopsys doesn’t currently address.

“The Coverity team has pioneered innovative technology aimed at the rapidly growing number of quality and security issues in complex software development. Their strong customer focus has been central to building an excellent business and we have relied on Coverity’s products for nearly 10 years,” said Aart de Geus, chairman and co-CEO of Synopsys. “Working together, Synopsys and Coverity intend to bring the software development process to the level of ‘first-time-right’ functionality that software design teams are striving for. For Synopsys this is a natural technology adjacency and the opening of a significant new, growing market space.”

Many of the world’s leading companies already rely on Coverity’s tools. Its customer base includes nine of the top 10 software companies, seven of the top 10 aerospace and defense firms, eight of the top 10 global brands, and six of the top 10 semiconductor companies. According to an independent analysis, Coverity is listed as being number one in the Software Quality Analysis and Measurement market segment.

“To address increasing challenges related to software quality and security, Coverity created disruptive technology that inspects and analyzes the software code during development, allowing developers to fix quality and security defects before they become a problem,” said Anthony Bettencourt, CEO, president, and chairman of Coverity. “By merging with a trusted technology and market leader who has experience building powerful development tools, we expect to accelerate the evolution of this new paradigm to benefit more and more software developers.”

While Synopsys will not update its 2014 financial guidance until after the transaction closes, at this time, due to the impact of purchase accounting and the associated deferred revenue haircut, Synopsys expects Coverity to contribute approximately $20-25 million to fiscal 2014 revenue. Therefore, Synopsys would expect the transaction to be approximately 10 cents dilutive in FY 2014, reach break-even in the second half of FY 2015, and be accretive thereafter (all on a non-GAAP basis).

Earnings Results Webcast

Synopsys will report results for the first quarter fiscal 2014 today after market close. Synopsys will hold a conference call for analysts and investors to review the results and to discuss this acquisition today at 2 p.m. PT (5 p.m. ET). A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 318297, beginning at 4 p.m. PT today. A webcast replay will also be available on the website from approximately 5:30 p.m. PT today through the time Synopsys announces its results for the second quarter fiscal 2014 in May 2014. Synopsys will post copies of the prepared remarks of Aart de Geus, Synopsys chairman and co-chief executive officer, and Brian Beattie, Synopsys chief financial officer, on its website following the call.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) accelerates innovation in the global electronics market. As a leader in electronic design automation (EDA) and semiconductor IP, Synopsys delivers software, IP and services to help engineers address their design, verification, system and manufacturing challenges. Since 1986, engineers around the world have been using Synopsys technology to design and create billions of chips and systems. Learn more at www.synopsys.com.

About Coverity

Coverity, Inc. (www.coverity.com), the leader in development testing, is the trusted standard for companies that need to protect their brands and bottom lines from software failures. More than 1,100 Coverity customers use Coverity’s development testing platform to automatically test source code for software defects that could lead to product crashes, unexpected behavior, security breaches or catastrophic failure. Coverity is a privately held company headquartered in San Francisco. Coverity is funded by Foundation Capital and Benchmark Capital.

Forward-Looking Statements

This press release and Synopsys’ upcoming earnings results conference call contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 regarding the acquisition of Coverity, including the expected impact of the transaction on Synopsys’ financial results, the expected benefits and costs of the transaction, and the expected growth of the new market. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results, time frames or achievements to differ materially from those expressed or implied in the forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to:

•	the possibility that the anticipated benefits of the transaction may not materialize;

•	Synopsys’ ability to operate or integrate Coverity’s business and technologies with its own successfully, including with the potential loss of customers, key employees, partners or vendors;

•	the failure of acquired products to achieve projected sales, including uncertain customer demand and support obligations for new offerings;

•	difficulties entering into new markets in which Synopsys is not experienced;

•	assumption of unknown liabilities and the related expenses and diversion of resources;

•	dilution of Synopsys’ current stockholders through the issuance of common stock upon the exercise of stock options assumed in the transaction;

•	the ability of the parties to consummate the transaction within the contemplated timeframe and the satisfaction of the conditions precedent to consummation of the transaction, including the ability to secure regulatory approval in a timely manner; and

•	other risks and uncertainties described in SEC filings made by Synopsys from time to time, including those described in the “Risk Factors” section of Synopsys’ most recently filed Annual Report on Form 10-K.

Unless required by law, Synopsys undertakes no obligation to update publicly any forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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